(Originally filed as Signature Page to Form 10-KSB)

                                POWER OF ATTORNEY

     The Registrants and each person whose signature to this Annual Report on Form 10-KSB appears below hereby authorizes James Doyle, with full power of substitution, to file one or more amendments, which amendments may make such changes he deems appropriate, and the Registrants and each such person hereby appoints James Doyle as attorney-in-fact with full power to act alone, to execute, in the name and on behalf of the Registrants and each such person, individually and in such capacity stated below, and any such amendments.

                                   SIGNATURES

     Pursuant to the requirements of Section 15(d) of the Securities Exchange Act of 1934, Registrant have duly caused this Annual Report to be signed on its behalf by the undersigned officer, thereunto duly authorized, in the City of Gering, Nebraska.

                                              TELEMETRIX INC.,
                                              a Delaware corporation

April 14, 2000                                By: /s/ JAMES DOYLE
                                                  ------------------------------
                                                  James Doyle
                                                  Chief Financial Officer and
                                                  Principal Accounting Officer

     Pursuant to the requirements of the Securities Act, this Annual Report has been signed by the following persons in the capacities and on the dates indicated.

    Signature                 Title                               Date
    ---------                 -----                               ----

/s/ WILLIAM W. BECKER         Chairman of the Board of Directors  April 14, 2000
William W. Becker

/s/ MICHAEL J. TRACY          Director & Chief Executive Officer  April 14, 2000
Michael J. Tracy

/s/ MICHAEL L. GLASER         Director                            April 14, 2000
Michael L. Glaser